Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-174614 on Form S-8 of our reports dated February 28, 2020, relating to the financial statements of Monster Beverage Corporation and the effectiveness of Monster Beverage Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Monster Beverage Corporation for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Costa Mesa, California

June 4, 2020